T2 Biosystems Announces Preliminary Fourth Quarter and Full Year 2021 Results

LEXINGTON, Mass., January 11, 2022 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens, today announced preliminary unaudited financial and operational results for the fourth quarter and full year 2021.

Recent Highlights (unaudited)

•	Achieved full year 2021 total revenue of $27.7 million, including product revenue of $16.7 million, representing an increase of 53% and 43%, respectively compared to the prior year

•	Achieved fourth quarter total revenue of $6.6 million, including fourth quarter product revenue of $4.0 million

•	Executed contracts for 32 T2Dx® Instruments in 2021, including 17 T2Dx® Instrument contracts during the fourth quarter, consisting of 3 from the U.S. and 14 from outside the U.S.

•	Generated full year 2021 U.S. sepsis test panel revenue of $5.1 million, representing growth of 46% compared to the prior year

•	Hired a veteran Chief Commercial Officer and significantly expanded our sales, marketing, clinical and medical affairs teams

•	Initiated clinical trials for the T2Resistance® Panel and T2Biothtreat® Panel in December, enabling potential filing of FDA submissions for both products during 2022

•	Expanded commercialization in Asia Pacific and Latin America regions by entering into distributor agreements in Taiwan, Singapore, South Korea, and Mexico

•	Cash, cash equivalents, marketable securities, and restricted cash totaled $33.7 million as of December 31, 2021

“We made considerable progress across the business throughout 2021, including a 53% increase in total revenue, a 43% increase in product revenue, continued improvement in product gross margins, and meaningful advances across our new product pipeline,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “Heading into 2022, we believe we are well-positioned to accelerate product sales growth, including the number of T2Dx® Instruments and the sales of our sepsis test panels.”

The Company’s fourth quarter and full year 2021 financial results are preliminary and are subject to the completion of the Company’s 2021 audit. Complete fourth quarter and full year 2021 financial results will be announced in early March.

About T2 Biosystems T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, the T2Bacteria® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Cauris™ Panel, and T2Lyme™ Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, and biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, financial outlook, timing of filing of an FDA submission, anticipated strategic priorities, product demand, commitments or opportunities, and growth expectations or targets, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2021, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406